UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 12, 2010

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 11, 2010, the Registrant entered into a Second Amended and Restated Credit Agreement dated as of January 11, 2010 (the “Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., individually as a lender and as Administrative Agent, and Bank of America, N.A., as a lender (in their capacities as lenders, the “Lenders”).  The Restated Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement dated December 17, 2007 between the Registrant and JPMorgan Chase Bank, N.A., as well as the First Amendment to Credit Agreement dated as of March 19, 2009 between the Registrant and JPMorgan Chase Bank, N.A. (collectively, the “Prior Credit Agreement”).  The Restated Credit Agreement provides for two lines of credit, one in the maximum principal amount of $100 million, and the other in the maximum principal amount of $50 million.  Both lines of credit mature on May 1, 2012.  Each line of credit under the Restated Credit Agreement may be secured or unsecured at the Registrant's election, except in certain circumstances as described below.  The description of the material terms of the Restated Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 1.02.                      Termination of a Material Definitive Agreement.

As discussed above and below, the Registrant has entered into the Restated Credit Agreement that replaces the Prior Credit Agreement.  The Prior Credit Agreement was described in more detail in, and filed as Exhibit 10.62 with, the Registrant’s Current Report on Form 8-K filed on December 20, 2007 and Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  Effective January 11, 2010, the Prior Credit Agreement has no further force and effect.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, the Registrant entered into the Restated Credit Agreement dated as of January 11, 2010 with the Administrative Agent and the Lenders that provides for two revolving lines of credit, either or both of which may be secured or unsecured at the Registrant’s election.  One of the lines of credit is in the maximum principal amount of $100 million, and the other line of credit is in the maximum principal amount of $50 million.  The revolving credit facilities have a maturity date of May 1, 2012.

The Registrant may elect to have all of its borrowings under either or both of the lines of credit under the Restated Credit Agreement be either secured or unsecured.  The Registrant may elect to change all of its borrowings under either of the lines of credit from unsecured to secured, or from secured to unsecured, except that if an event that, upon notice, lapse of time, or both, would be a default under the Restated Credit Agreement has occurred and is continuing, the Registrant may not elect to borrow on an unsecured basis.  The $150 million of borrowings outstanding under the Prior Credit Agreement continued as the borrowings under the Restated Credit Agreement on January 11, 2010.  The $150 million of borrowings under the Restated Credit Agreement on January 11, 2010 were fully secured.

Borrowings under the Restated Credit Agreement will bear interest, at the Registrant’s option, at either: (i) an interest rate based on the London Interbank Offered Rate (the “LIBO Rate”) and adjusted for any reserve percentage obligations under Federal Reserve System regulations (the “Euro Dollar Rate”) for specified interest periods, plus a margin of 0.475% for secured borrowings and 2.00% for unsecured borrowings; or (ii) the Alternate Base Rate, which is defined in the Restated Credit Agreement as the greater of (a) the Prime Rate or (b) the Federal Funds rate plus 1.0%.

The required security for secured borrowings is investment property deposited with JPMorgan Chase Bank, N.A., as securities intermediary, and is evidenced by a Security Agreement in the form attached to the Restated Credit Agreement filed herewith.  The outstanding principal amount of secured borrowings may not exceed 95% of the fair market value of the investment property securing such borrowings.  The Registrant will pay a facility fee under the Restated Credit Agreement equal to 0.30% per annum on the daily amount of the commitment of each Lender (whether used or unused) under the Restated Credit Agreement.

The Restated Credit Agreement contains, among other things, covenants, representations and warranties and events of default customary for credit facilities.  The Registrant is required to maintain: (i) as of the end of each fiscal quarter, a ratio of indebtedness on such date to EBITDA (as defined below) for the period of four consecutive fiscal quarters ended on such date of not greater than 1.0 to 1.0; (ii) as of the end of each calendar month, a ratio of unrestricted cash and unrestricted investments to indebtedness of not less than 1.10 to 1.0; and (iii) as of the last day of each fiscal year, a U.S. Department of Education financial responsibility composite ratio of at least 1.50:1.00.  Other covenants in the Restated Credit Agreement include certain restrictions on the Registrant and its material subsidiaries related to liens, investments, mergers, consolidations, liquidations and dissolutions, sales of assets, changes in lines of business, and use of borrowing proceeds, subject to certain exceptions.  “EBITDA” means net income:

•	plus interest expense, income tax expense, depreciation and amortization expense, any extraordinary charges and any other non-cash charges; and
•	minus any extraordinary gains and any non-cash items of income.

The Registrant’s material subsidiaries will also guarantee the Registrant’s obligations under the Restated Credit Agreement.

Under certain conditions, amounts outstanding under the Restated Credit Agreement may be accelerated.  Bankruptcy and insolvency events with respect to the Registrant and its material subsidiaries will result in an automatic acceleration of the indebtedness under the Restated Credit Agreement.  Subject to notice and/or cure periods in certain cases, other events of default under the Restated Credit Agreement will result in acceleration of indebtedness under the Restated Credit Agreement at the option of the Administrative Agent or the lenders holding at least 66-2/3% of the credit exposure.  Those other events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt, nonpayment of material final judgments, a change in control, the occurrence of a material adverse effect or the occurrence of certain significant regulatory events.

The foregoing descriptions of the Restated Credit Agreement are qualified in their entirety by reference to the text of the document, a copy of which is filed as Exhibit 10.64 to this Current Report on Form 8-K.

The Lenders and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Registrant and its subsidiaries for which it has received, and will receive, customary fees and commissions.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                           Description
10.64	Second Amended and Restated Credit Agreement, dated as of January 11, 2010, among the Registrant, JPMorgan Chase Bank, N.A. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010

ITT Educational Services, Inc.

By:  /s/ Clark D. Elwood
       Name: Clark D. Elwood
       Title: Executive Vice President, Chief
Administrative Officer, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                                                   Description

10.64	Second Amended and Restated Credit Agreement, dated as of January 11, 2010, among the Registrant, JPMorgan Chase Bank, N.A. and Bank of America, N.A.